UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

A slide presentation to be used by senior management of WESCO International, Inc. (“WESCO”) in connection with its discussions with investors regarding the definitive agreement described in Item 8.01 below is included in Exhibit 99.1 to this report and is being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

Item 8.01. Other Events.

On June 7, 2012, WESCO announced that WESCO Distribution, Inc., through its wholly-owned Canadian subsidiary, entered into a definitive agreement to acquire Trydor Industries (Canada), Ltd., headquartered in Surrey, British Columbia. Closing is expected to occur in July 2012. A copy of the press release issued by WESCO on June 7, 2012 is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Slide Presentation.
Exhibit 99.2    Press Release, dated June 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2012	WESCO INTERNATIONAL, INC.
(Date)
/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Operating Officer